EXHIBIT 23ii

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statement No. 33-82534 of The WellCare Management Group, Inc. on Form S-8 of our report dated May 14, 1996, appearing in this Annual Report on Form 10-K of The WellCare Management Group, Inc. for the year ended December 31, 1995.


Deloitte & Touche LLP
New York, New York
May 29, 1996